Exhibit 15

December 4, 2025

To the Shareholders and Board of Directors of Dollar General Corporation

We are aware of the incorporation by reference in the Registration Statements (Nos. 333-151047, 333-151049, 333-151655, 333-163200, 333-254501, and 333-256562 on Forms S-8 and No. 333-272406 on Form S-3) of Dollar General Corporation of our report dated December 4, 2025, relating to the unaudited consolidated interim financial statements of Dollar General Corporation that are included in its Form 10-Q for the quarter ended October 31, 2025.

Nashville, Tennessee	/s/ Ernst & Young LLP